EXHIBIT 99.3

CONSENT OF SANDLER O’NEILL & PARTNERS, L.P.

We hereby consent to the inclusion of our opinion letter to the Board of Directors of PrivateBancorp, Inc. (the “Company”) as an Appendix to the Proxy Statement/Prospectus relating to the proposed merger of the Company with Canadian Imperial Bank of Commerce contained in the Amendment No. 1 to Registration Statement on Form F-4 and the Post-Effective Amendment No. 2 to Registration Statement on Form F-4 of Canadian Imperial Bank of Commerce, as filed with the Securities and Exchange Commission, and to references to such opinion and the quotation or summarization of such opinion in such Proxy Statement/Prospectus and Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Act”), or the rules and regulations of the Securities and Exchange Commission thereunder (the “Regulations”), nor do we admit that we are experts with respect to any part of such Proxy Statement/Prospectus and Registration Statement within the meaning of the term “experts” as used in the Act or the Regulations.

/s/ Sandler O’Neill & Partners, L.P.

New York, New York

April 10, 2017